M I L L A R W E S T E R N F O R E S T P R O D U C T S L T D .

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Exhibit 13.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ENACTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David Anderson, Vice-President, Finance, and Chief Financial Officer of Millar Western Forest Products Ltd. (the “Company”), certify, pursuant to 18 U.S.C. section 1350, as enacted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(i)

the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2016, (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 7, 2017

/s/ David Anderson

David Anderson
Vice-President, Finance, and Chief Financial Officer

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